Exhibit. 99.1

SmileDirectClub Seeks to Execute Comprehensive Recapitalization to Strengthen the Business for Sustainable Growth

Company Intends to Maintain Normal Operations, Transforming Smiles Without Disruption

NASHVILLE, Tenn., September 29, 2023 (GLOBE NEWSWIRE) -- SmileDirectClub, Inc. (Nasdaq: SDC, “the Company”), the next generation oral care Company with the first medtech platform for teeth straightening, today announced a process to implement a comprehensive recapitalization transaction. The additional capital and stronger financial position from this recapitalization is intended to bolster the Company’s balance sheet and fuel growth initiatives to allow SmileDirectClub to thrive as an international oral care leader for many years to come.

SmileDirectClub will seek to recapitalize through a transaction where the Company’s founders have committed to invest at least $20 million to bolster the Company’s balance sheet and to protect its near- and long-term financial health. Up to $60 million of additional capital is available upon satisfaction of certain conditions, including the favorable conclusion of a marketing process. The founders’ investment in the Company reflects their commitment to SmileDirectClub’s mission of democratizing access to premium oral care, as well their conviction in the success of the recently launched SmileMaker Platform and CarePlus growth initiatives. To effectuate the transaction, SmileDirectClub has voluntarily filed for protection under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas.

During this restructuring process, SmileDirectClub intends to continue to provide affordable and accessible oral care to its customers without disruption. The additional liquidity the Company received from its founders, coupled with its normal operating cash flows, is intended to ensure SmileDirectClub is able to continue meeting commitments to stakeholders without disruption throughout this process.

“At SmileDirectClub, we are committed to delivering a premium customer experience and helping over 2 million customers achieve a smile they love. We are taking this step today to help ensure we are well positioned to build upon the success of our SmileMaker Platform and CarePlus offering and to continue our mission of providing safe, convenient, and effective oral care to our customers,” said David Katzman, Chief Executive Officer of SmileDirectClub. “This transaction is designed to ensure our future financial structure reflects the talent of our team members and the quality of our business, and I am excited about the future ahead. I look forward to continuing to work alongside leadership and our talented team to transform smiles with the reliability and quality our customers deserve.”

For more information about the Company’s Chapter 11 case, including claims information, please visit https://restructuring.ra.kroll.com/SmileDirectClub or contact Kroll, the Company’s noticing and claims agent, at 844-626-7278 (for toll-free U.S. and Canada calls) or 646-651-1180 (for tolled international calls).

SmileDirectClub is represented in this matter by Kirkland & Ellis LLP as legal counsel, FTI Consulting as financial advisor, and Centerview Partners as investment banker.

About SmileDirectClub SmileDirectClub, Inc. (Nasdaq: SDC) (“SmileDirectClub”) is an oral care company and creator of the first medtech platform for teeth straightening. Through its cutting-edge telehealth technology and vertically integrated model, SmileDirectClub is revolutionizing the oral care industry. SmileDirectClub’s mission is to democratize access to a smile each and every person loves by making it affordable and convenient for everyone. SmileDirectClub is headquartered in Nashville, Tennessee, USA. For more information, please visit SmileDirectClub.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts may be forward-looking statements. Forward-looking statements generally relate to future events and include, without limitation, projections, forecasts and estimates about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans, and objectives. Some of these statements may include words such as “expects,” “anticipates,” “believes,” “estimates,” “targets,” “plans,” “potential,” “intends,” “projects,” and “indicates.” Although they reflect the Company’s current, good faith expectations, these forward-looking statements are not a guarantee of future performance, and involve a number of risks, uncertainties, estimates, and assumptions, which are difficult to predict. Some of the factors that may cause actual outcomes and results to differ materially from those expressed in, or implied by, the forward-looking statements include, but are not necessarily limited to: the Company’s ability to complete a successful marketing process and obtain additional debtor-in-possession financing; the Company’s ability to negotiate and execute a on potential transaction; the finalization of the Company’s quarterly and annual financial statements; completion of standard annual-close processes; the impact of filing the Chapter 11 Cases, including on ongoing business and relationships with the Company’s customers, suppliers, vendors, etc.; the current noncompliance with the minimum bid requirement pursuant to the Nasdaq Listing Rules and the Company’s plans to regain compliance with the rules; the Company’s ability to address the convertible notes that mature in February 2026 and continue as a going concern;; the findings of the Company’s internal investigations; the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures, and the potential for additional material weaknesses in the Company’s internal controls over financial reporting or other potential weaknesses of which the Company is not currently aware or which have not been detected; the impact of litigation and regulatory proceedings; the impact and timing of any cost-savings measures; the termination or modification of current contracts; the duration, severity and impact of the coronavirus pandemic; laws and regulations governing remote healthcare and the practice of dentistry; the Company’s relationships with vendors; and other factors described in the Company’s filings with the Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Media Contacts:

Kim Atkinson
Senior Vice President, Global Communications
press@smiledirectclub.com

Rachel Chesley / Tom Becker / Riley Jasser
SmileDirectClub@fticonsulting.com

Investor Contact:

Jonathan Fleetwood
Director, Investor Relations
investorrelations@smiledirectclub.com